Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BM TECHNOLOGIES, INC.	) )	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner BM Technologies, Inc. (“BMT” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate a corporate act described below as follows:

NATURE OF THE ACTION

1. This Petition asks the Court to validate the Company’s Second Amended and Restated Certificate of Incorporation (Exhibit A, the “New Charter”) that BMT’s stockholders adopted in December 2020 in connection with a business combination (the “Business Combination”) that, among other things, increased the aggregate number of authorized shares of common stock of the Company from 110 million to 1 billion (the “Share Increase Amendment”). As of March 31, 2023, the Company has only 11,861,510 shares of common stock outstanding. However, given this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) (the “Boxed Decision”), the Company seeks this Court’s validation of the New Charter, including the Share Increase Amendment, to dispel any uncertainty related to the effectiveness of the New Charter and/or Share Increase Amendment.

2. Prior to the Business Combination, the Company was governed by the Amended and Restated Certificate of Incorporation (Exhibit B, the “Old Charter”). The Old Charter authorized the issuance of 100 million shares of Class A common stock and 10 million shares of Class B common stock. In connection with the Business Combination, a special meeting of stockholders was held on December 21, 2020 (the “Special Meeting”), during which the stockholders considered various proposals connected with the Business Combination, including a proposal to adopt the New Charter, which included the Share Increase Amendment and an amendment to reclassify the Company’s Class A common stock and Class B common stock as common stock (the “Reclassification Amendment”). That proposal was approved, and the New Charter and Share Increase Amendment were adopted by a majority of the voting power of the Class A common stock and Class B common stock then outstanding, voting together as a single class. In addition, a majority of the outstanding Class A shares voted in favor of the New Charter and Share Increase Amendment, despite the fact that the Company did not obtain a separate vote of the Class A shares. The Business Combination closed on January 4, 2021. Since that time, the Company’s common stock has traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BMTX.”

3. On December 27, 2022, the Boxed Decision called into question the Company’s good faith belief that the voting procedure used to adopt the New Charter and Share Increase Amendment was valid under Delaware law. In the Boxed Decision, the Court interpreted a special purpose acquisition company’s (“SPAC”) charter—which was substantially similar to BMT’s Old Charter—as creating two classes of common stock instead of two series, such that any charter amendment increasing the number of authorized shares of Class A common stock would require a separate Class A vote under Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). See Boxed, 2022 WL 17959766, at * 8. Because the New Charter was not approved by a separate vote of a majority of the then-outstanding shares of Class A common stock, BMT brings this Petition to resolve any doubts about the validity of the New Charter and the Share Increase Amendment.

4. Following the Boxed Decision, this Court has faced a flood of Section 205 petitions from companies similar to BMT that effected de-SPAC mergers and adopted amendments to their certificates of incorporation to increase the number of authorized shares of Class A common stock without a separate Class A vote. On February 20, 2023, this Court validated a charter amendment substantially similar to BMT’s Share Increase Amendment. See In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023) (the “Lordstown Decision”). In the Lordstown Decision, this Court noted that a contrary ruling would “invite untold chaos.” Id. at *2. As in Lordstown, failing to validate the Share Increase Amendment could “raise concerns” with the Company’s auditors, “call[] into question” “past and future results of stockholder votes,” and, in a worst case scenario, adversely affect “the Company’s liquidity position, operations, and future prospects.” See id. at *10.

5. Relief is needed to re-establish the validity of the New Charter and the Share Increase Amendment so that the Company may issue stock in reliance on the Share Increase Amendment and ensure that stockholders receive securities under the terms set forth in the New Charter. This Petition seeks entry of an order under 8 Del. C. § 205 validating the New Charter, the Share Increase Amendment and any shares issued in reliance thereon.

FACTUAL ALLEGATIONS

A.	The Company Is Incorporated and Goes Public

6. BMT is a Delaware corporation originally formed as a SPAC under the name Megalith Financial Acquisition Corp. (“Megalith”). The Company runs a digital banking platform that connects consumers to an FDIC-insured banking institution.

7. Megalith consummated its IPO on August 24, 2018. In connection with its IPO, Megalith amended and restated its certificate of incorporation—i.e., Megalith adopted the Old Charter. The Old Charter sets forth the Company’s capital structure as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Ex. B at Art. IV § 4.1 (emphasis in original).

B.	The Business Combination to Acquire BMT

8. On August 6, 2020, Megalith entered into the Agreement and Plan of Merger (the “Merger Agreement”) between Megalith, MFAC Merger Sub Inc., Customers Bank and BankMobile Technologies, Inc. (“Legacy BMT”), under which Megalith would acquire Legacy BMT, which was then a private company, in the Business Combination. In connection with the Business Combination and as required by the Merger Agreement, the Company presented the adoption of the New Charter to the stockholders for stockholder approval, which included seven separate proposals to approve the Share Increase Amendment, the Reclassification Amendment and other amendments to the Old Charter (the “Charter Amendment Proposals”). On December 11, 2020, Megalith filed a Form 424B3 Prospectus Statement (Exhibit C, the “Proxy Statement”) with the SEC in connection with a Special Meeting of stockholders to be held on December 21, 2020. The Proxy Statement identified several proposals to be voted on at the Special Meeting. The Charter Amendment Proposals requested the stockholders to approve the several amendments to be made to the Old Charter by the adoption of the New Charter, including the Share Increase Amendment, which would increase the number of authorized shares of common stock from 110 million to 1 billion, and the Reclassification Amendment, which would reclassify the Company’s Class A common stock and Class B common stock into common stock. According to the Proxy Statement, approval of the Charter Amendment Proposals “require[d] the affirmative vote of a majority of the issued and outstanding Megalith common stock as of the Record Date for the Special Meeting.” See Ex. C at 74. The Proxy Statement did not disclose that a separate Class A vote was required to approve the Charter Amendment Proposals, and therefore the adoption of the New Charter.

C.	The New Charter Is Approved and the Business Combination Consummated

9. As of November 27, 2020, the record date of the Special Meeting, there were an aggregate of 7,427,226 shares of the Company’s common stock outstanding, consisting of 3,195,004 shares of Class A common stock and 4,232,222 shares of Class B common stock.

10. At the Special Meeting, 6,040,403 shares, or approximately 81% of the then-outstanding shares of the Company’s common stock entitled to vote, were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s Form 8-K filed December 22, 2020 (Exhibit D, the “Results Form 8-K”), the Share Increase Amendment received an affirmative vote of 5,965,118 shares of common stock, a majority of the 7,427,226 shares outstanding and entitled to vote. All other proposals included in the Charter Amendment Proposals similarly received the approval of a majority of the shares outstanding and entitled to vote. As a result, the Company believed in good faith that the Share Increase Amendment and other Charter Amendment Proposals had received the requisite stockholder vote. The Company disclosed in the Results Form 8-K that the New Charter, including the Share Increase Amendment, had been approved under the applicable voting standard.

11. Moreover, assuming every share of Class B common stock outstanding on the record date was present and voted in favor of the Share Increase Amendment, the Share Increase Amendment received approval from a majority of the shares of Class A common stock outstanding on the record date. At the Special Meeting, 6,040,403 shares of common stock were present, and a total of 5,965,118 shares of common stock voted in favor of the Share Increase Amendment. Assuming all holders of Class B common stock were present and voted in favor, at least 1,732,896 of the 3,195,004 shares of Class A common stock (that is, a majority of the shares of Class A common stock outstanding on the record date), voted in favor of the Share Increase Amendment. While the number of votes received varies for each of the Charter Amendment Proposals, all of the Charter Amendment Proposals similarly obtained approval from a majority of the shares of Class A common stock outstanding on the record date.

12. Because the Share Increase Amendment and other Charter Amendment Proposals obtained enough votes to satisfy the voting standards described in the Proxy Statement, the Company filed the New Charter with the Delaware Secretary of State following the Special Meeting.

13. As of March 31, 2023, BMT had only 11,861,510 shares of common stock outstanding. Therefore, following the adoption of the New Charter, BMT’s outstanding shares have at all times been below the 100 million shares of Class A common stock authorized for issuance by the Old Charter. However, as a result of the Reclassification Amendment, all shares of Class A common stock and Class B common stock were reclassified as common stock and the Company is no longer authorized to issue Class A common stock or Class B common stock.

D.	The Court of Chancery’s Decision in Boxed

14. The Court of Chancery’s December 27, 2022 Boxed Decision called into question the validity of the New Charter and the Share Increase Amendment. In the Boxed Decision, the Court considered a petition for attorney’s fees in response to a stockholder demand. As in this case, the defendant company in Boxed sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of common stock in connection with a de-SPAC transaction. 2022 WL 17959766, at *1. Prior to the stockholder vote, the plaintiff served a demand letter on the defendant company asserting that the proposed voting structure for the amendment violated the Class A common stockholders’ voting rights under DGCL Section 242(b). Id. In response, the defendant company held a separate vote of the holders of its Class A common stock for approval of the amendment. Id. Plaintiff later filed an action in this Court seeking fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this additional vote. Id. In assessing the corporate benefit to the company, the Court considered whether a separate vote of the Class A common stock was necessary under Section 242(b)(2). Id. at *4. The Court then interpreted the relevant charter provision holding that the Class A common stock and Class B common stock were “classes” rather than “series” of stock such that an amendment to increase the number of authorized shares of Class A common stock “required a separate Class A vote” under Section 242(b)(2). Id. at *9.

E.	The Court of Chancery’s Decision in Lordstown

15. The Boxed Decision prompted an onslaught of Section 205 petitions from companies seeking to validate amended charters and charter amendments, similar to BMT. On February 21, 2023, this Court in In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023), retroactively validated a share increase proposal substantially similar to the New Charter and Share Increase Amendment. The Court held that validation was appropriate and that each of the Section 205 factors the Court considered in deciding whether to validate a corporate act justified validation. Id. at *9.

16. First, the Court found that there was “no reason to doubt that the Company and Board approved and effectuated the Charter Amendment with the good faith belief that the amendment complied with Delaware law” and that “it was not until Boxed that the Company perceived a risk that the Charter Amendment could be viewed as potentially defective.” Id.

17. Second, the Court found that the company consistently treated its corporate acts as valid and effective, having issued shares in excess of the number of shares authorized under its old charter, and disclosed such issuances in public filings. Id.

18. Third, the Court could not “conceive of any legitimate harm that would result from validating the Charter Amendment” given that all parties believed that the stock increase proposal was proper such that “[v]alidation would give effect to the de-SPAC merger on the terms understood and accepted by its participants.” Id. at *10.

19. Fourth, the Court found that absent validation, there would be widespread harm because there would be remaining doubts about the validity of the company’s capital structure which could cause “market disruption, impair the Company’s commercial relationships, chill strategic opportunities, and jeopardize employee relationships.” Id. With such uncertainty, it could mean that the company would “not be able to issue public filings, especially if its auditors raise concerns about the effect of uncertainties on the Company’s financial statements” and that, as a result, the company could risk being delisted from NASDAQ. Id.

20. Fifth, the Court noted that other factors militated in favor of validation and validation would be “just and equitable” given that “Section 205 is the most efficient and conclusive—and perhaps the only—recourse available to the Company” and that “[r]atification of the Charter Amendment under Section 204 is not a practicable alternative because it is not clear which stockholders would be entitled to vote on a ratification proposal” given that “since the vote on the Charter Amendment, the Company’s Class A Common Stock has been actively traded on the NASDAQ.” Id. at *11.

21. Finally, the Court noted that Lordstown Motors would be “far from the last company” to seek validation post-Boxed and that the legal analysis in Lordstown “should prove instructive to other companies seeking the court’s assistance to validate similar corporate acts.” Id. at *1, *6.

F.	The Court Should Validate the New Charter Under Section 205

22. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4).

23. Section 205(d) sets out five factors that the Court “may consider” when determining whether to validate a corporate act:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24. As in Lordstown, each factor here weighs in favor of validating the New Charter and the Share Increase Amendment.

1.	BMT Demonstrated a Good Faith Belief in the Validity of the New Charter

25. BMT has demonstrated its good faith belief that the New Charter and Share Increase Amendment were approved in accordance with Delaware law by the actions the Company took following the Special Meeting. In its Results Form 8-K, the Company disclosed that the New Charter and Share Increase Amendment was approved. See Ex. D (“[E]ach of the proposals was approved by the Company’s stockholders.”). On January 4, 2021, BMT filed the New Charter with the Delaware Secretary of State based on the belief that its stockholders had validly approved the New Charter and Share Increase Amendment. In the reclassification, the Company issued shares of common stock in exchange for its previously outstanding shares of Class A common stock and, in the Business Combination, issued shares of common stock as consideration to the former stockholders of Legacy BMT. It was not until the Boxed Decision that the Company believed there might be uncertainty related to the validity and effectiveness of the New Charter and Share Increase Amendment.

2.	BMT Has Treated the New Charter as Valid

26. BMT represented to its stockholders in its Results Form 8-K that its stockholders validly approved the New Charter and Share Increase Amendment. In numerous public filings since the closing of the Business Combination, the Company has disclosed to its stockholders that it is authorized to issue 1 billion shares of common stock and that it is no longer authorized to issue Class A common stock or Class B common stock. For example, in its 2021 Form 10-K, BMT disclosed that its New Charter authorizes the issuance of 1,000,000,000 shares of common stock at a par value of $0.0001 per share.

3.	No Person or Entity Would be Harmed by Validating the New Charter

27. There is no reason to believe that any party would be harmed by the ratification and validation of the Company’s capital structure if this Petition were granted. Rather, validation would give effect to the de-SPAC merger, including the New Charter and Share Increase Amendment, on the terms understood and accepted by its participants since at least January 2021. It would also restore settled expectations of the Company and its stockholders with respect to the Company’s New Charter and the Company’s capitalization by confirming the validity of the Reclassification Amendment and its effect on the Company’s outstanding shares and the validity of the shares of common stock issued as consideration in the Business Combination.

4.	Absent Validation, BMT Could Face Significant Harm

28. Without validation of the New Charter and Share Increase Amendment, BMT and numerous other parties could face significant harm. First, BMT’s stockholders have relied on the validity of the New Charter, including the fact that it authorizes the Company to issue up to 1 billion shares of common stock. In the absence of validation of the New Charter and Share Increase Amendment, it is unclear whether the Company has the ability to issue shares beyond the prior 110 million authorized shares. Third parties who received or purchased BMT common stock may lack certainty with respect to their rights as stockholders. Stockholders of the Company received shares of common stock in exchange for shares of Class A common stock as a result of the Reclassification Amendment, and stockholders of Legacy BMT received shares of common stock as consideration in the Business Combination.

29. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements and operational matters. The Company may need to raise additional capital to execute its business plan and continue ongoing operations. The continued uncertainty regarding the validity of the New Charter and Share Increase Amendment and the Company’s outstanding common stock may prevent the Company from raising additional capital through sales of its securities.

5.	Other Factors Weigh in Favor of Validation

30. Additional considerations weigh in favor of validation. As explained in Lordstown, relief under Section 205 is the “most efficient and conclusive—and perhaps the only—recourse available to the Company.” 2023 WL 2155651, at *10. Validation under Section 205 is therefore consistent with the purpose of Section 205 to provide a means to remedy “defective corporate acts that would otherwise be considered incurable.” Id. (quoting Cirillo Fam. Tr. v. Moezinia, 2018 WL 3388398, at *8-9 (Del. Ch. July 11, 2018)).

31. Further, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Share Increase Amendment required the approval of the Class A common stockholders voting as a separate class from the Class B common stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. Countless shares have traded in the open market since the closing of the Business Combination. And because the New Charter reclassified all shares of Class A common stock as common stock and the company has since issued new shares of common stock (including to the stockholders of Legacy BMT in the Business Combination), the Company lacks a practical way to effectively determine whether any of its stockholders hold shares of valid stock that would be entitled to vote on a ratification under Section 204.

32. Moreover, even if the self-help remedy available through Section 204 was available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. The Company would be required to incur additional costs and expenses necessary to hold a stockholder meeting in order to vote on the Section 204 ratification. The Company would also be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3). While the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.

33. Finally, this Court’s decision in Lordstown weighs in favor of validation. As in Lordstown, where validation was granted, the Petition here also involves a proposal that approved an increase in the number of authorized shares of Class A common stock by a vote of the majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote, voting together as a single class. 2023 WL 2155651, at *2-3. The Court granted Section 205 relief in Lordstown and in numerous other Section 205 petitions since then despite the Boxed Decision for many of the reasons set forth above. See id. at *9-11.

34. The Company therefore respectfully seeks this Court’s assistance to validate the New Charter, including the Share Increase Amendment, and all shares of capital stock issued by the Company in reliance on the validity thereof in order to prevent harm to the Company, its business prospects, and its stockholders.

COUNT ONE

(Validation of Defective Corporate Act and Putative Stock Under 8 Del. C. § 205)

35. The Company repeats and reiterates the allegations above as if fully set forth herein.

36. The Company is authorized to bring this petition under 8 Del. C. § 205(a), which provides that this Court may determine, among other things, the validity and effectiveness of any corporate act or defective corporate act.

37. The Company filed the New Charter and effected the Share Increase Amendment with the good faith belief that they were adopted in compliance with Delaware law.

38. The Company has treated the New Charter and Share Increase Amendment as valid and treated all acts in reliance on the New Charter as valid.

39. Third parties, including auditors, financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Charter, including the Share Increase Amendment, and treated all acts in reliance on the New Charter and Share Increase Amendment as valid.

40. On information and belief, no persons would be harmed by the validation of the New Charter and Share Increase Amendment. The results of the Special Meeting and the filing of the New Charter, including the Share Increase Amendment, were all publicly disclosed, and actions have been taken in reliance thereon. As previously noted, the Company and its stockholders may be harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Charter and the Share Increase Amendment, including the filing and effectiveness thereof, as of the date and time that the New Charter was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective any and all shares of capital stock of the Company issued in reliance on the effectiveness of the New Charter, including the 12,200,302 shares of common stock issued in connection with the Reclassification Amendment and the Business Combination, in each case as of the date and time of the original issuance of such shares of capital stock; and

C. Granting such other and further relief as this Court deems proper.

OF COUNSEL:	/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
E. Peter Strand	Spencer V. Crawford (#7035)
Nelson Mullins Riley & Scarborough LLP	Richards, Layton & Finger, P.A.
101 Constitution Avenue Northwest	One Rodney Square
Suite 900	920 North King Street
Washington, D.C. 20001	Wilmington, Delaware 19801
(202) 689-2800	(302) 651-7700

Attorneys for Petitioner BM Technologies, Inc.

Dated: April 7, 2023